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                                                                       Exhibit 7

                         DEFERRED COMPENSATION PLAN FOR
                  TRUSTEES OF THE ONE GROUP(R) INVESTMENT TRUST

         This Deferred Compensation Plan for Trustees ("Plan") is designed to permit members of the Board of Trustees of The One Group Investment Trust (the "Trust") to elect to defer the receipt of all or a portion of the compensation earned by them as such trustees in lieu of receiving payment of such compensation currently.

1. ELIGIBILITY. Any member of the Board of Trustees (the "Board") of the Trust (each a "Trustee") shall be Eligible to participate in the Plan, if he or she so elects.

2. AMOUNT OF DEFERRAL. A Trustee participating in the Plan (a "Participating Trustee") may defer receipt of all or a specified portion of the compensation (including fees for attending meetings) earned by such trustee for serving as a member of the Board, or as a member of any committee of the Board of which such trustee from time to time may be a member. Reimbursement of expenses associated with attending meetings of the Board or committees of the Board may not be deferred.

3. DEFERRED COMPENSATION ACCOUNT. A book entry deferred compensation account (the "Account") shall be established in the name of each Participating Trustee. Under the Plan, any compensation earned by a Participating Trustee will be credited to his or her Account on the first business day after the date such compensation otherwise would have been payable to such Participating Trustee.

4. DEFERRED COMPENSATION ACCOUNT INVESTMENT.

         (a) Participating Trustees may specify Fiduciary Class shares of one or more of the funds of The One Group ("Eligible Funds") that will be used to measure the investment performance of the Participating Trustee's Account. A Participating Trustee may change his or her Eligible Fund selection no more frequently then quarterly, to be effective on the first day of the following quarter.

         (b) The value of the Account will equal the amount such Account would have had if the amount credited to it had been invested and reinvested in shares of the designated Eligible Funds. The initial value of the amount credited to the Account will be effected at the Eligible Fund's current net asset value as set forth in The One Group's Declaration of Trust and currently effective Registration Statement The Account will be credited or charged with book adjustments representing all interest, dividends and other earnings and all gains and losses that would have been realized had the amounts credited to the Account actually been invested in the Eligible Funds.

                  (i) In the event that an Eligible Fund combines, reclassifies or substitutes other securities by merger, consolidation or otherwise for its outstanding shares, the number of shares credited to the Participating Trustee's Account shall be adjusted to preserve rights substantially proportionate to the rights held immediately prior to such event.

                  (ii) On each payable date of a dividend or capital gains distribution declared by the Board, the Account will be credited with amounts representing the number of full and fractional shares of the Eligible Fund that the shares credited to the Account would have purchased if reinvested at the net asset value on the record date established by the Board with respect to such dividend and/or capital gains distribution.

         (c) The Plan does not obligate the Trust to purchase, hold or dispose of any investments, and


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if the Trust should choose to purchase investments, including the shares of
Eligible Funds, in order to match its obligations exactly, all such investments will continue to be part of the general assets and property of the Trust. If the Trust purchases shares of the Eligible Funds, the shares will be held solely in the name of the Trust. The Trust will not purchase shares of Eligible Funds if the purchase of such shares would result in a violation of Section 12(d)(1) of the Investment Company Act of 1940. If the Trust purchases shares of Eligible Funds, it will vote such shares in proportion to the votes of all other shareholders of such Eligible Fund.

5.       MANNER OF ELECTING DEFERRAL.

         (a) A Participating Trustee shall elect to participate in the Plan and defer his or her compensation by completing, signing and filing with the Trust a Notice of Election to Defer Compensation (the "Notice of Election"), a form of which is attached to this Plan. The Notice of Election shall include:

                  (i)      the amount of compensation to be deferred;

                  (ii) the name of the Eligible Fund or Funds against which the performance of the Account is to be measured;

                  (iii) the manner of payment of such deferred compensation (i.e., in a lump sum or the number of annual installments);

                  (iv) the time or times of payment of such deferred compensation; and

                  (v) any beneficiary designated pursuant to Section 8(c) of the Plan.

         (b) The Participating Trustee's deferred fees will be distributed commencing on a date specified by the Participating Trustee on the Notice of Election, which shall be no sooner than:

                   (i) the first business day of January of the year following the year in which the Participating Trustee ceases to be a trustee, and

                  (ii)     a date one year after the deferral election.

Notwithstanding the foregoing, deferred compensation under the Plan shall be distributed:

                  (i) in the event of the Participating Trustee's death, as provided in Section 8(c) of this Plan, or

                  (ii)     upon the occurrence of any of the following events:

                           1. the dissolution, liquidation, or winding up of the Trust, whether voluntary or involuntary;

                           2. the voluntary sale, conveyance or transfer of all or substantially all of the Trust's assets (unless the obligations of the Trust have been assumed by another investment company);



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                           3.       the merger of the Trust into another
                                    investment company or its consolidation with one or more other investment companies (unless the obligations of the Trust are assumed by such surviving entity and the surviving entity is another investment company); or

                           4. the date on which an unforeseeable event causing material financial hardship occurs which is not within the Participating Trustee's control, subject to approval by the Plan's Administrator.

6.       EFFECTIVE DATE OF DEFERRAL ELECTIONS.

         (a) Any election by a trustee, or nominee for election as a trustee, to defer compensation pursuant to the Plan shall be irrevocable from and after the date on which such trustee's Notice of Election is filed with the Trust (except as provided in Section 7(b) of the Plan), and shall be effective to defer such person's compensation as a trustee as follows:

                  (i) as to any trustee in office on the effective date of the Plan who files a Notice of Election no later than 60 days after such effective date, the Notice shall be effective to defer any compensation which is earned by such trustee after the date of the filing of the Notice of Election;

                  (ii) as to any nominee for the office of trustee who has not previously served as a trustee and who files a Notice of Election prior to his election as a trustee, such election to defer shall be effective to defer any compensation which is earned by such nominee after his election as a trustee; and

                  (iii) as to any other trustee, the election to defer shall be effective to defer any compensation that is earned from and after January 1 of the calendar year next succeeding the year in which the Notice of Election is filed.

         (b) Any election to defer compensation made by a trustee shall continue in effect until the Trust is notified in writing by such trustee prior to the end of any calendar year that he or she wishes to terminate or modify such election with respect to (and only with respect to) compensation earned after the calendar year in which such amended Notice of Election is filed with the Trust. Upon receipt by the Trust of such an amended Notice of Election, any compensation earned by such trustee from and after January 1 of the calendar year succeeding the day on which such notice was received shall be paid currently and no longer deferred as provided in the Plan. However, any amounts in such Participating Trustee's Account on such January 1 shall continue to be payable in accordance with the Notice of Election (or Notices) pursuant to which it was deferred.

         (c) A Participating Trustee who has filed a Notice of Election to terminate deferment of compensation may thereafter again file a Notice of Election to participate pursuant to Section 6 hereof effective for the calendar year subsequent to the calendar year in which he or she files the new Notice.

7.       PAYMENT OF DEFERRED COMPENSATION.

         (a) No payment may be made from any Account except as provided in this Section.

         (b) The aggregate value of a Participating Trustee's Account will be paid in a lump sum or


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in installments, as specified in his or her Notice (or Notices) of Election and at the time or times specified in the Notice (or Notices) of Election. If installments are elected by a Participating Trustee, the amount of the first payment shall be a fraction of the then value of such Participating Trustee's Account, the numerator of which is one, and the denominator of which is the total number of installments. The amount of each subsequent payment shall be a fraction of the then value of such Participating Trustee's Account remaining after the prior payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. If a lump sum is elected, payment shall be made in the amount credited to the Participating Trustee's Account.

         (c) In the event of a Participating Trustee's death before he or she has received payment of all amounts in such Participating Trustee's Account, the value of such Account shall be paid in accordance with the provisions of the Plan as soon as reasonably possible to the beneficiary designated in such Participating Trustee's Notice of Election. If such beneficiary does not survive the Participating Trustee or no beneficiary is designated, payment of all amounts in the Account shall be made in a lump sum to such Participating Trustee's estate. Any beneficiary so designated by a Participating Trustee may be changed at any time by notice in writing from such trustee to the Trust. Payment under this subsection shall equal the amount credited to the Participating Trustee's Account at the time of his death.

         (d) Upon the occurrence of an unforeseen event causing material financial hardship, the administrator shall distribute to the Participating Trustee, in a single lump sum, an amount equal to the lesser of amount requested by the Participating Trustee and amount remaining in the Account.

8. STATEMENT OF ACCOUNT. the Trust will furnish each Participating Trustee with a quarterly statement setting forth the value of such Participating Trustee's Account as of the end of each calendar quarter and all credits to and payments from such Account during such quarter. Such statements will be furnished no later than 60 days after the end of each calendar quarter.

9. RIGHTS IN ACCOUNT. Credits to Accounts shall remain part of the general assets of the Trust, shall at all times be the sole and absolute property of the Trust and shall in no event be deemed to constitute a fund, trust or collateral security for the payment of the deferred compensation to which trustees are entitled from such Accounts. The right of any Participating Trustee or his designated beneficiary or estate to receive future payment of deferred compensation under the provisions of the Plan shall be an unsecured claim against general assets of the Trust, if any, available at the time of payment.

10. NON-ASSIGNABILITY. No Participating Trustee, his or her designated beneficiary or estate, nor any other person shall have the right to encumber, pledge, sell, assign or transfer the right to receive payments under this Plan, except by will or by the laws of descent and distribution. All such payments and the right thereto are expressly declared to be non-assignable.

11. ADMINISTRATION. The Plan shall be administered by such officers of the Trust as are appointed by the Chairman of the Board or, if no Chairman of the Board has been appointed, by the President of the Trust. All Notices shall be filed with the officers as appointed and such officers shall be responsible for maintaining records of all Accounts and for furnishing the quarterly statements of account provided for in Section 8 of the Plan. Such officers shall also have the general authority to interpret, construe and implement provisions of the Plan. Any determination by such officers shall be binding on the Participating Trustee and shall be final and conclusive.

12. AMENDMENT OR TERMINATION. The Plan may at any time be amended, modified or terminated by the Board. However, no amendment, modification or termination shall adversely affect any Participating


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Trustee's rights in respect of amounts theretofore credited to his or her
Account.

13. EFFECTIVE DATE. This Plan shall be effective as of __________________ and any amendments hereto shall be effective on the date of adoption thereof by the Board.



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                    Notice of Election to Defer Compensation
                                   Under the
                           Deferred Compensation Plan
                              for the Trustees of
                         The One Group Investment Trust
                         ------------------------------


         I hereby elect to defer compensation to which I may hereafter become entitled, as follows (check one):

         1.       EFFECTIVE DATE:

                  _____ (a)   Compensation earned after the date of this
                              election

                  _____ (b)   Compensation earned after _______________________.
                                                             [future date}

         2.       AMOUNT DEFERRED:

                  _____ (a)   All Compensation

                  _____ (b)   $_______ per quarter

                  _____ (c)   Other: ___________________________

                              __________________________________

         3.       TIME OF PAYMENT:

                  _____ (a)   The first business day of January of the year
                              following the year in which I cease to be a Trustee

                  _____ (b)   The first business day of ______________________
                                                             [specify]
                               ________________________________.
                                   [month(s) and year(s)]

         4.       MANNER OF PAYMENTS:

                  _____ (a)  Entire amount in a lump sum

                  _____ (b)  In __________________ equal installments







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         5.       PERIOD OF ELECTION:

                  Subject to my further election to change or terminate it, my election shall continue:

                  _____ (a)   Until I cease to be a Trustee

                  _____ (b)   Until _______________________.
                                    [specify date or event]

         6.       DESIGNATION OF BENEFICIARY:

                  I hereby designate ______________________________ of
                  _______________________ * as my beneficiary to receive payments in the event of my death before payments in full hereunder have been made. In the event that the said beneficiary predeceases me, I hereby designate ______________ of _______________________________ * as beneficiary instead.


         7.       ELIGIBLE FUNDS

                  I hereby elect that my Account under the Plan be considered to be invested as follows (in multiples of [ %]):

                  ________________________ Fund _______________%

                  ________________________ Fund _______________%

                  ________________________ Fund _______________%

                  ________________________ Fund _______________%



        *If more than one beneficiary is to be designated, add a page listing the beneficiaries and specify the percentage of each payment to be received by each beneficiary.




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         8.       AMENDMENT OR TERMINATION:

                  I hereby (amend) (terminate) my written directions as indicated in Notice of Election to Defer Compensation dated _______________________, in accordance with
                  Section 6(b) of the Deferred Compensation Plan and in the following manner:

                  _____________________________________________________
                  _____________________________________________________







                                         -------------------------------------
                                              [Signature of Trustee]
Date:
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